EXHIBIT 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS FIRST QUARTER NET INCOME OF
$1.3 MILLION OR $0.18 PER DILUTED SHARE

COMPANY DECLARES QUARTERLY CASH DIVIDEND OF $0.07 PER SHARE AND EXTENDS ITS STOCK REPURCHASE PLAN

ALBANY, Ga. (April 24, 2014) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended March 31, 2014.  Key aspects of the Company's results for the first quarter of 2014 include:

•	Net income of $1.3 million or $0.18 per diluted share, down 61% from $3.4 million or $0.45 per diluted share for the linked quarter and down 66% from $3.9 million or $0.52 per diluted share for the year-earlier quarter;
•	Excluding special items for each quarter, net income of $1.8 million or $0.24 per diluted share, down 55% from $4.0 million or $0.53 per diluted share for the linked quarter and down 11% from $2.0 million or $0.27 per diluted share for the year-earlier quarter (see reconciliation of non-GAAP items);
•	Loan growth, excluding loans acquired through FDIC-assisted acquisitions, of $18.0 million or 3% on a linked-quarter basis and $98.8 million or 16% compared with the year-earlier quarter;
•	A decline in nonperforming loans, excluding FDIC-acquired loans, of 2% on a linked-quarter basis and 28% compared with the year-earlier quarter;
•	A decrease in the provision for loan losses, excluding FDIC-acquired loans, to $65,000, down 70% from $220,000 for the linked quarter and down 86% compared with $450,000 for the year-earlier quarter; and
•	An increase in the provision for FDIC-acquired loan losses to $105,000, up from $12,000 for the linked quarter (there was no provision for FDIC-acquired loan losses in the year-earlier quarter).

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "While accretion from our FDIC-assisted acquisitions and mortgage banking add volatility to our earnings, we are pleased to note ongoing improvement in our core operations.  Asset quality indicators in our core loan portfolio continue to improve and organic loan growth is on track for another year of double-digit growth.  Our banking expansion efforts continue as we opened a loan production office in Birmingham during the quarter.  Our mortgage expansion also continues as we were able to recruit a mortgage banking team in Colorado Springs, Colorado during the quarter.  This team, which had previously worked with our mortgage executives, will add significantly to our mortgage expansion efforts."

Dorminey noted that the Company's Board of Directors has declared a regular quarterly cash dividend of $0.07 per share, which will be paid on May 23, 2014, to stockholders of record as of May 9, 2014.  Dorminey also noted the Company’s Board of Directors also has extended the current stock repurchase plan for one year.  The plan has approximately 340,000 shares authorized for repurchase and now expires in May 2015, unless otherwise completed or extended.

HBOS Reports First Quarter 2014 Results

April 24, 2014

Acquisition News

Commenting on the Company's recently announced acquisition, Dorminey added, "We are excited and optimistic about our pending acquisition of Alarion Financial Services, Inc., which is expected to contribute significantly to our growth plans in Florida and for our mortgage division.  This transaction is a significant event, not only for its implications for our franchise, but also because it demonstrates that our company is well positioned to be a consolidator in the post FDIC-assisted transaction merger and acquisition environment."

First Quarter 2014 Results of Operations

The $2.1 million decrease in reported quarterly earnings for the first quarter of 2014 compared with the linked quarter resulted primarily from the following items:

•	Decreased loan discount accretion from FDIC-acquired loans of $2.4 million coupled with steady negative accretion of the FDIC loss-share receivable; and
•	Decreased mortgage banking fees of $783,000.

The $2.6 million decrease in reported quarterly earnings for the first quarter of 2014 compared with the year-earlier quarter primarily resulted from the following items:

•	Reduction in gain on acquisitions of $4.2 million;
•	Increased salaries and employee benefits of $2.2 million; offset by
•	Improved interest income on loans held for sale of $910,000; and
•	Increased interest income on securities of $409,000.

Net interest income for the first quarter of 2014 increased 9% to $14.0 million from $12.9 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing liabilities.  The Company's net interest margin was 4.66% for the first quarter of 2014, a decline of 69 basis points from 5.35% for the year-earlier period.  The reduction in net interest margin for the first quarter of 2014 compared with the year-earlier quarter was driven by a decline in the yield on loans, offset in part by an increase in the yield on investment securities coupled with a reduction in the cost of interest-bearing liabilities as rates continue to reset to lower levels and the Company takes advantage of historically low interest rates on non-deposit funding.  Excluding FDIC-acquired loan discount adjustments from the net interest margin, the core net interest margin remained unchanged at 3.23% for the first quarter of 2014 compared to the year-earlier quarter.

In the first quarter of 2014, the Company continued to achieve loan growth, with its core loan portfolio increasing $18.0 million organically on a linked-quarter basis and advancing $98.8 million overall compared with the year-earlier quarter.  For the first quarter of 2014, the Company's loan portfolio, including FDIC-acquired loans, totaled $800.9 million, increasing $11.1 million on a linked-quarter basis from $789.8 million and from $743.8 million compared with the year-earlier quarter.  The organic loan growth for the linked quarter was primarily driven by growth in the Albany, Macon, South Atlanta, and Valdosta, Georgia markets, as well as in the Auburn and Birmingham, Alabama markets.  Total deposits stood at $1.127 billion at the end of the first quarter of 2014, up 5% from $1.076 billion on a linked-quarter basis, and up 3% from $1.096 billion for the year-earlier quarter.

-MORE-

HBOS Reports First Quarter 2014 Results

April 24, 2014

For the first quarter of 2014, the Company's loans held for sale totaled $126.4 million, increasing $15.8 million, or 14%, on a linked-quarter basis from $110.7 million, and increasing $107.5 million, or 569%, from $18.9 million compared with the year-earlier quarter.  The increase in the loans held for sale for the current quarter was driven by an increase in production outpacing loan sales for the quarter.  Loan sales to Fannie Mae for the first quarter totaled $88.3 million and, separately, the Company recorded a gain of $717,000 related to the mortgage servicing rights for those loans.  During the quarter, the Company made the decision to slow loan sales to Fannie Mae in order to sell to Freddie Mac for better execution.  The Company received approval to sell loans to Freddie Mac at the end of the first quarter of 2014, and expects to deliver loans during the second quarter of 2014.  Total mortgage production for the first quarter was $135.5 million, up 13% on a linked-quarter basis from $120.4 million and up 146% from $55.0 million compared with the year-earlier quarter.

Noninterest income for the first quarter of 2014 declined 48% to $3.5 million from $6.8 million in the year-earlier quarter, primarily driven by a decrease in gain on acquisitions of $4.2 million offset in part by a decline in negative accretion for the FDIC loss-share receivable of $366,000 and increases in service charges on deposit accounts of $289,000 and bankcard services income of $127,000.  Noninterest expense for the first quarter of 2014 increased 16% to $15.5 million from $13.4 million in the year-earlier quarter, primarily driven by increases in salaries and employee benefits of $2.2 million related to the expansion of the mortgage division.

Accounting for FDIC-Assisted Acquisitions

The Company performs ongoing assessments of the estimated cash flows of its FDIC-acquired loan portfolios.  The fair value of the FDIC-acquired loan portfolios consisted of $47.7 million in covered and $59.8 million in non-covered loans at the end of the first quarter of 2014 compared with $65.8 million in covered and $83.3 million in non-covered loans for the year-earlier quarter.  The outstanding principal balance of the FDIC-acquired loan portfolios totaled $165.8 million at the end of the first quarter of 2014 compared with $234.8 million for the year-earlier quarter.  The details of the accounting for the FDIC-acquired loan portfolios for the first quarter of 2014 are as follows:

•	Covered FDIC-acquired loans decreased $3.2 million and non-covered FDIC-acquired loans decreased $3.5 million from the linked quarter;
•	The negative accretion for the FDIC loss-share receivable was $2.0 million and the FDIC loss-share clawback accrual increased to $2.5 million;
•	Provision expense for FDIC-acquired non-covered loans increased to $93,000; and
•	Loan discount accretion recognized in interest income declined $2.4 million.

For the first quarter of 2014, loan discount accretion recognized in interest income declined 39% to $3.9 million from $6.3 million for the linked quarter, and declined 16% from $4.6 million for the year-earlier quarter.  Provision expense for non-covered loans of $105,000 was recorded for a valuation adjustment needed for the Frontier portfolio to adjust the yield for the current quarter compared with $12,000 for the linked quarter and no provision expense for the year-earlier quarter.  The FDIC loss-share receivable associated with covered FDIC-acquired assets decreased 9% to $37.6 million from $41.3 million for the linked quarter and declined 28% from $52.0 million for the year-earlier quarter.  The reduction in the FDIC loss-share receivable for the linked quarter was primarily driven by negative accretion of $2.0 million affecting the loss-share receivable asset associated with the improvement in expected cash flows of the covered FDIC-acquired performing loan portfolios and FDIC reimbursements received of $1.5 million.  An increase to the FDIC clawback liability accrual was recorded as an expense for the current quarter of $543,000, which increased the total accrual to $2.5 million.  This clawback was caused by an improvement in estimates of expected cash flows for both FDIC-assisted acquisitions covered under loss-sharing agreements.

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HBOS Reports First Quarter 2014 Results

April 24, 2014

The covered FDIC-acquired loan discount affecting the loss-share receivable was $35.9 million, or 95.4% of the loss-share receivable, for the first quarter of 2014 compared with $50.9 million, or 97.8% of the loss-share receivable, for the year-earlier quarter.  The gross balance of covered FDIC-acquired assets decreased to $100.5 million for the first quarter of 2014 compared with $142.9 million for the year-earlier quarter.  The FDIC loss-share receivable as a percent of the covered FDIC-acquired assets decreased to 37.5% compared with 36.4% for the year-earlier quarter.

Asset Quality

Total nonperforming assets, excluding FDIC-acquired assets, decreased to $10.3 million, or 0.73% of total assets, compared with $11.2 million, or 0.81% of total assets, for the linked quarter and declined from $15.8 million, or 1.15% of total assets, for the year-earlier quarter.  Annualized net recoveries to average outstanding loans, excluding FDIC-acquired loans, were 0.01% for the first quarter of 2014 compared with annualized net charge-offs of 0.10% for the linked quarter and annualized net-charge-offs of 0.27% for the year-earlier quarter.  Nonperforming loans, excluding FDIC-acquired loans, totaled $9.2 million for the first quarter of 2014, down from $9.4 million for the linked quarter and from $12.7 million for the year-earlier quarter.  Other real estate owned and repossessed assets, excluding FDIC-acquired assets, totaled $1.1 million for the first quarter of 2014, down from $1.8 million for the linked quarter and from $3.0 million for the year-earlier quarter.

The provision for loan losses on non-FDIC-acquired loans decreased to $65,000 for the first quarter of 2014 from $220,000 for the linked quarter and from $450,000 for the year-earlier quarter, primarily driven by improving trends in total criticized and classified loans.  For the first quarter in 2014, the allowance for loan losses represented 1.30% of total loans outstanding, excluding FDIC-acquired loans, versus 1.31% for the linked quarter and 1.51% for the year-earlier quarter.  The improving loan loss allowance was primarily the result of declining criticized and classified loans as a percentage of total loans.

Capital Management Initiatives

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.07 per share, payable on May 23, 2014, to stockholders of record as of May 9, 2014.  The Board of Directors also has extended the Company's current stock repurchase program for an additional year until April 2015, unless extended or otherwise completed earlier, and has total authorization under the program to purchase 340,000 shares, or 4% of the Company's currently outstanding common stock.

Looking ahead, the Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.   Accordingly, future stock buybacks and future dividends will be premised largely on the Company's future earnings power rather than a return of capital to stockholders.

The Company's estimated total risk-based capital ratio at March 31, 2014, was 13.8%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 8.7% as of March 31, 2014.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily Georgia, Florida and Alabama through 29 banking locations, 15 mortgage offices, and 5 investment offices.  As of March 31, 2014, the Company reported total assets of approximately $1.4 billion and total stockholders' equity of approximately $128 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

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HBOS Reports First Quarter 2014 Results

April 24, 2014

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2013 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,		Dec. 31, 2013
	2014	2013
Total noninterest income	$3,487	$6,765	$4,536

Gain on sale of securities	–	–	(85)
Gain on acquisitions	–	(4,188)	–
Adjusted noninterest income	$3,487	$2,577	$4,451

Total noninterest expense	$15,476	$13,356	$15,706
Salaries and employee benefits – early retirement and severance expense	–	–	(7)
Acquisition-related expenses	(52)	(792)	(102)
Impairment loss on assets held for sale	–	–	(328)
Realized loss on the disposition of assets held for sale	–	–	(226)
Accrual of FDIC acquisitions estimated clawback liability	(543)	(566)	(261)
Adjusted noninterest expense	$14,881	$11,998	$14,782

Net income as reported	$1,343	$3,928	$3,405
Total adjustments, net of tax*	441	(1,924)	589
Adjusted net income	$1,784	$2,004	$3,994

Diluted earnings per share	$0.18	$0.52	$0.45
Total adjustments, net of tax*	0.06	(0.25)	0.08
Adjusted diluted earnings per share	$0.24	$0.27	$0.53
* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

-END-

Heritage Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)
	(Unaudited)
	March 31, 2014	December 31, 2013*

Cash and due from banks	$27,703	$34,804
Interest-bearing deposits in banks	10,495	3,249
Federal funds sold	1,215	130
Cash and cash equivalents	39,413	38,183

Securities available for sale, at fair value	305,044	294,299
Federal Home Loan Bank stock, at cost	6,282	7,342
Other equity securities, at cost	1,010	1,010
Loans held for sale	126,436	110,669
Loans	762,344	747,862
Covered loans	47,684	50,891
Less allowance for loan losses	9,145	8,955
Loans, net	800,883	789,798

Other real estate owned	2,632	3,482
Covered other real estate owned	6,095	7,053
Total other real estate owned	8,727	10,535

FDIC loss-share receivable	37,637	41,306
Premises and equipment, net	38,603	37,978
Goodwill and intangible assets	4,757	4,253
Cash surrender value of bank owned life insurance	24,372	24,183
Other assets	20,376	21,369
Total assets	$1,413,540	$1,380,925

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$163,090	$148,253
Interest-bearing deposits	963,564	928,168
Total deposits	1,126,654	1,076,421

Federal funds purchased and securities sold under repurchase agreements	33,785	37,648
Other borrowings	116,127	131,394
Other liabilities	8,990	10,399
Total liabilities	1,285,556	1,255,862

SHAREHOLDERS' EQUITY

Preferred stock, par value; $0.01; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.01; 45,000,000 shares authorized; 7,834,517 and 7,834,537 shares issued and outstanding, respectively	78	78
Capital surplus	78,871	78,566
Retained earnings	58,464	57,614
Accumulated other comprehensive loss, net of tax of $4,098 and $5,175, respectively	(6,147)	(7,762)
Unearned employee stock ownership plan (ESOP), 319,210 and 332,535 shares, respectively	(3,282)	(3,433)
Total shareholders' equity	127,984	125,063

Total liabilities & shareholders' equity	$1,413,540	$1,380,925

* Derived from Audited Consolidated Financial Statements.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended
	March 31, 2014	March 31, 2013

Interest income:
Interest and fees on loans	$13,350	$13,369
Interest on loans held for sale	1,025	115
Interest on taxable securities	1,206	866
Interest on nontaxable securities	354	285
Interest on federal funds sold	1	1
Interest on deposits in other banks	19	22
Total interest income	15,955	14,658

Interest expense:
Interest on deposits	1,140	1,054
Interest on other borrowings	844	749
Total interest expense	1,984	1,803

Net interest income	13,971	12,855

Provision for loan losses	170	485

Net interest income after provision for loan losses	13,801	12,370

Noninterest income:
Service charges on deposit accounts	1,443	1,154
Bankcard services income	889	762
Other service charges, commissions and fees	162	99
Brokerage fees	566	481
Mortgage banking activities	2,166	2,182
Bank-owned life insurance	189	202
Gain on acquisitions	-	4,188
Accretion of FDIC loss-share receivable	(2,031)	(2,397)
Other	103	94
Total noninterest income	3,487	6,765
Noninterest expense:
Salaries and employee benefits	8,580	6,430
Equipment and occupancy	1,995	1,666
Advertising and marketing	228	187
Professional fees	451	215
Information services expenses	1,200	1,182
Loss (gain) on sales and write-downs of other real estate owned	318	(25)
(Gain) loss on sales and write-downs of FDIC-acquired other real estate owned	(264)	24
Foreclosed asset expenses	87	215
Foreclosed FDIC-acquired asset expenses	333	421
FDIC insurance and other regulatory fees	244	256
Acquisition related expenses	52	792
Deposit intangible expenses	196	194
FDIC loss-share clawback expenses	543	566
Other operating expenses	1,513	1,233
Total noninterest expense	15,476	13,356

Income before income taxes	1,812	5,779

Applicable income tax	469	1,851

Net income	$1,343	$3,928

Earnings per common share:
Basic earnings per share	$0.18	$0.52
Diluted earnings per share	$0.18	$0.52

Weighted average-common shares outstanding:
Basic	7,422,044	7,526,344
Diluted	7,581,775	7,528,522

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Interest income:
Interest and fees on loans	$13,350	$15,911	$13,452	$15,702	$13,369
Interest on loans held for sale	1,025	619	434	290	115
Interest on taxable securities	1,206	1,231	1,155	1,095	866
Interest on nontaxable securities	354	337	318	308	285
Interest on federal funds sold	1	2	4	2	1
Interest on deposits in other banks	19	15	30	88	22
Total interest income	15,955	18,115	15,393	17,485	14,658

Interest expense:
Interest on deposits	1,140	1,000	982	1,041	1,054
Interest on other borrowings	844	862	853	844	749
Total interest expense	1,984	1,862	1,835	1,885	1,803

Net interest income	13,971	16,253	13,558	15,600	12,855

Provision for loan losses	65	220	350	640	450
Provision for loan losses- FDIC-acquired covered	-	-	-	28	35
Provision for loan losses- FDIC-acquired non-covered	105	12	-	-	-

Net interest income after provision for loan losses	13,801	16,021	13,208	14,932	12,370

Noninterest income:
Service charges on deposit accounts	1,443	1,642	1,577	1,297	1,154
Bankcard services income	889	890	852	831	762
Other service charges, commissions and fees	162	121	136	157	99
Brokerage fees	566	560	561	536	481
Mortgage banking activities	2,166	2,949	1,953	3,425	2,182
Bank-owned life insurance	189	198	200	201	202
Gain on sales of securities	-	85	-	-	-
Gain on acquisitions	-	-	-	-	4,188
Accretion of FDIC loss-share receivable	(2,031)	(2,021)	(1,499)	(3,376)	(2,397)
Other	103	112	138	124	94
Total noninterest income	3,487	4,536	3,918	3,195	6,765
Noninterest expense:
Salaries and employee benefits	8,580	8,722	8,108	8,185	6,430
Equipment and occupancy	1,995	1,922	1,932	1,838	1,666
Advertising and marketing	228	299	335	349	187
Professional fees	451	559	340	302	215
Information services expenses	1,200	1,285	1,335	1,307	1,182
Loss (gain) on sales and write-downs of other real estate owned	318	38	335	58	(25)
(Gain) loss on sales and write-downs of FDIC-acquired other real estate owned	(264)	(536)	(206)	(251)	24
Foreclosed asset expenses	87	240	337	227	215
Foreclosed FDIC-acquired asset expenses	333	286	366	313	421
FDIC insurance and other regulatory fees	244	254	293	278	256
Impairment loss on assets held for sale	-	328	-	-	-
Acquisition related expenses	52	102	280	148	792
Deposit intangible expenses	196	200	204	211	194
FDIC loss-share clawback expenses	543	261	286	124	566
Other operating expenses	1,513	1,746	1,389	1,466	1,233
Total noninterest expense	15,476	15,706	15,334	14,555	13,356

Income before income taxes	1,812	4,851	1,792	3,572	5,779

Applicable income tax	469	1,446	470	912	1,851

Net income	$1,343	$3,405	$1,322	$2,660	$3,928

Earnings per common share:
Basic earnings per share	$0.18	$0.46	$0.18	$0.36	$0.52
Diluted earnings per share	$0.18	$0.45	$0.18	$0.36	$0.52
Dividends	$0.07	$0.00	$0.00	$0.00	$0.00

Weighted average-common shares outstanding:
Basic	7,422,044	7,407,722	7,371,804	7,381,370	7,526,344
Diluted	7,581,775	7,530,606	7,483,812	7,383,992	7,528,522

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2014			2013
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest-earning assets:

Loans(1)(2)	$903,153	$14,379	6.46%	$698,905	$13,486	7.83%
Investment securities (2)	301,407	1,680	2.26%	237,729	1,248	2.13%
Other short-term investments	20,715	20	0.39%	45,613	24	0.21%
Total interest-earning assets	1,225,275	16,079	5.32%	982,247	14,758	6.09%

Non-interest earning assets	163,312			166,667
Total assets	$1,388,587			$1,148,914

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$555,828	$327	0.24%	$475,176	$287	0.24%
Time deposits	382,486	813	0.86%	321,970	767	0.97%
Total interest bearing-deposits	938,314	1,140	0.49%	797,146	1,054	0.54%

Federal Funds purchased and securities sold under repurchase agreements	35,977	329	3.71%	34,273	328	3.88%
Other Borrowings	119,413	515	1.75%	65,965	421	2.59%
Total interest-bearing liabilities	1,093,704	1,984	0.74%	897,384	1,803	0.81%

Non-interest bearing liabilities:
Demand Deposits	158,583			119,059
Other Liabilities	8,475			11,671
Total non-interest bearing liabilities	167,058			130,730

Total liabilities	1,260,762			1,028,114

Shareholders' equity	127,825			120,800

Total liabilities & shareholders' equity	$1,388,587			$1,148,914

Net interest income		$14,095			$12,955

Interest rate spread			4.59%			5.28%

Net yield on interest-earning assets (net interest margin)			4.66%			5.35%

Core net interest margin (non-GAAP):
Loans(1)(2)	$903,153	$14,379	6.46%	$698,905	$13,486	7.83%
FDIC-acquired loan discount adjustments(3)	61,056	3,850	25.57%	67,744	4,588	27.47%
Adjusted loans	964,209	10,529	4.43%	766,649	8,898	4.71%

Adjusted total interest-earning assets	$1,286,331	12,229	3.86%	$1,049,991	10,170	3.93%

Total interest-bearing liabilities	$1,093,704	1,984	0.74%	$897,384	1,803	0.81%

Core Net interest income		$10,245			$8,367

Core Interest rate spread			3.12%			3.11%

Core Net yield on interest-earning assets (net interest margin non-GAAP)			3.23%			3.23%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)
Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

(3)
FDIC-acquired loan discount adjustments include the reduction of interest income for FDIC-acquired loan discount accretion excluding contractual interest payments and the increase of core loans for the total balance of FDIC-acquired loan discounts.

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
Financial Condition Data:	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Total loans	$810,028	$798,753	$789,092	$769,921	$752,866
Loans held for sale	126,436	110,669	38,042	43,545	18,905
Covered loans	47,684	50,891	53,843	57,176	65,815
Allowance for loan losses	9,145	8,955	8,894	9,047	9,105
Total other real estate owned	8,727	10,535	10,244	11,949	13,851
Covered other real estate owned	6,095	7,053	5,909	7,815	9,460
FDIC loss-share receivable	37,637	41,306	44,527	48,106	52,012
Goodwill and intangible assets	4,757	4,253	4,251	4,455	4,666
Total assets	1,413,540	1,380,925	1,322,309	1,334,016	1,370,550
Non-interest-bearing deposits	163,090	148,253	153,163	148,219	151,709
Interest-bearing deposits	963,564	928,168	899,318	917,712	943,850
Other borrowings	116,127	131,394	101,667	101,940	102,210
Federal funds purchased and securities sold under agreement to repurchase	33,785	37,648	35,393	33,094	34,251
Stockholders' equity	127,984	125,063	120,534	118,540	120,655

Total shares outstanding	7,834,517	7,834,537	7,834,765	7,803,910	7,881,260
Unearned ESOP shares	319,210	332,535	345,860	359,186	372,511
Total shares outstanding net of unearned ESOP	7,515,307	7,502,002	7,488,905	7,444,724	7,508,749

Book value per share	$17.03	$16.67	$16.10	$15.92	$16.07
Book value per share including unearned ESOP (non-GAAP)	16.34	15.96	15.38	15.19	15.31
Tangible book value per share (non-GAAP)	16.40	16.10	15.53	15.32	15.45
Tangible book value per share including unearned ESOP (non-GAAP)	15.73	15.42	14.84	14.62	14.72
Market value per share	19.65	19.25	17.42	14.75	14.48

	Five Quarter Comparison
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Key Financial Ratios and other information:

Performance Ratios
Annualized return on average assets	0.39%	1.00%	0.40%	0.79%	1.37%
Annualized return on average equity	4.26%	11.10%	4.41%	8.74%	13.01%
Net interest margin	4.66%	5.50%	4.73%	4.78%	5.35%
Net interest spread	4.59%	5.43%	4.66%	4.71%	5.28%
Core net interest margin	3.23%	3.20%	3.23%	3.28%	3.23%
Core net interest spread	3.12%	3.10%	3.13%	3.17%	3.11%
Efficiency ratio	84.20%	71.66%	82.29%	74.17%	80.22%

Capital Ratios
Average stockholders' equity to average assets	9.2%	9.0%	9.0%	9.0%	10.5%
Tangible equity to tangible assets (non-GAAP)	8.7%	8.8%	8.8%	8.6%	8.5%
Tier 1 leverage ratio	9.0%	9.5%	9.4%	9.0%	10.4%
Tier 1 risk-based capital ratio	12.8%	13.5%	14.3%	14.3%	15.2%
Total risk-based capital ratio	13.8%	14.5%	15.4%	15.3%	16.3%

Other Information
Full-time equivalent employees	455	426	412	401	355
Banking	305	306	308	316	285
Mortgage	143	113	97	79	64
Investments	7	7	7	6	6
Number of banking offices	29	27	27	29	29
Mortgage loan offices	15	14	12	12	12
Investment offices	5	4	4	4	4

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Loans	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Construction and land	$53,138	$50,167	$48,808	$42,753	$37,659
Farmland	30,116	23,420	22,561	23,447	20,749
Permanent 1 - 4	173,581	174,565	169,105	166,199	163,302
Permanent 1 - 4 - junior liens and revolving	34,661	32,038	30,180	29,432	28,852
Multifamily	25,718	22,650	27,468	26,301	24,280
Nonresidential	262,753	256,567	250,859	234,259	225,946
Commercial business	101,696	101,161	95,108	88,828	83,015
Consumer and other	20,907	23,976	21,499	26,889	19,931
Total core loans	$702,570	$684,544	$665,588	$638,108	$603,734

FDIC-acquired non-covered	59,774	63,318	69,661	74,637	83,317
Total loans	762,344	747,862	735,249	712,745	687,051

FDIC-acquired covered	47,684	50,891	53,843	57,176	65,815

Allowance for loan losses	9,145	8,955	8,894	9,047	9,105
	$800,883	$789,798	$780,198	$760,874	$743,761

Loan Balances by Geographical Region (excluding FDIC- acquired loans):
	Five Quarter Comparison
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Albany, Georgia	$302,664	$294,033	$288,089	$282,509	$273,116
Valdosta, Georgia	103,479	100,936	101,729	96,485	90,385
Ocala, Florida	57,322	58,343	58,115	58,240	58,533
Statesboro, Georgia	121,636	122,928	124,667	118,056	107,650
Auburn, Alabama	36,171	36,130	31,485	26,061	24,386
Macon, Georgia	75,722	68,638	60,197	55,935	49,165
Birmingham, Alabama	2,091	1,590	344	822	499
South Atlanta	3,485	1,946	962	-	-
	$702,570	$684,544	$665,588	$638,108	$603,734

Asset Quality Data (excluding FDIC -acquired loans):
	Five Quarter Comparison
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Nonaccrual loans	$9,245	$9,435	$10,986	$12,223	$12,723
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	9,245	9,435	10,986	12,223	12,723

OREO	1,104	1,789	2,654	3,046	3,028
Total non-performing assets	$10,349	$11,224	$13,640	$15,269	$15,751

Trouble debt restructuring - nonaccrual	$5,702	$5,763	$5,840	$6,496	$4,593
Trouble debt restructuring - accruing	1,968	1,983	1,996	2,009	2,023
Total trouble debt restructuring	$7,670	$7,746	$7,836	$8,505	$6,616

Accruing past due loans	$830	$1,001	$669	$934	$1,316

Total criticized assets	22,026	22,741	26,116	25,785	25,474
Total classified assets	18,717	19,582	23,048	22,985	22,118

Allowance for loan losses	9,145	8,955	8,894	9,047	9,105
Net (recoveries) charge-offs	$(20)	$160	$503	$698	$406

Asset Quality Ratios:

Allowance for loan losses to total core loans	1.30%	1.31%	1.34%	1.42%	1.51%
Allowance for loan losses to average core loans	1.32%	1.33%	1.37%	1.45%	1.53%
Allowance for loan losses to non-performing loans	98.92%	94.91%	80.96%	74.02%	71.56%
Non-performing loans to total core loans	1.32%	1.38%	1.65%	1.92%	2.11%
Non-performing assets to total assets	0.73%	0.81%	1.03%	1.14%	1.15%
Net (recoveries) charge-offs to average core loans (annualized)	-0.01%	0.10%	0.31%	0.45%	0.27%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
FDIC-acquired assets	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

FDIC-acquired non-covered loans:
Commercial real estate	$21,269	$22,268	$25,027	$27,258	$30,851
Residential real estate	28,115	30,134	32,318	33,452	34,938
Construction and land	5,573	5,156	5,195	5,941	7,756
Commercial and industrial	1,926	2,604	3,638	4,106	5,125
Consumer and other	2,891	3,156	3,483	3,880	4,647
Total	59,774	63,318	69,661	74,637	83,317
FDIC-acquired covered loans:
Commercial real estate	14,044	14,161	14,956	15,384	18,849
Residential real estate	22,372	23,886	25,082	27,283	30,735
Construction and land	10,332	11,642	12,469	12,645	13,370
Commercial and industrial	801	864	924	1,340	2,216
Consumer and other	135	338	412	524	645
Total	47,684	50,891	53,843	57,176	65,815
Total carrying value of FDIC-acquired loans	$107,458	$114,209	$123,504	$131,813	$149,132
Non-accrete discount for FDIC-acquired loans	30,818	36,746	48,545	55,170	59,558
Accretable discount for FDIC-acquired loans	27,492	26,860	23,445	23,007	26,136
Total discount for FDIC-acquired loans	58,310	63,606	71,990	78,177	85,694
Outstanding principal balance for FDIC-acquired loans	$165,768	$177,815	$195,494	$209,989	$234,826

FDIC-acquired OREO:
Non-covered	$1,527	$1,694	$1,680	$1,087	$1,363
Covered	6,095	7,053	5,909	7,815	9,460
Total carrying value of FDIC-acquired OREO	$7,622	$8,747	$7,589	$8,902	$10,823
Total discount for FDIC-acquired OREO	10,255	11,186	12,038	11,013	12,176
Gross carrying value of FDIC-acquired OREO	$17,877	$19,933	$19,627	$19,915	$22,999

Total loan discount accretion recognized in income:
Individual assessed discount accretion	$808	$3,132	$791	$2,336	$637
Pooled assessed discount accretion	3,042	3,140	2,927	3,808	3,951
Total loan discount accretion recognized in income	$3,850	$6,272	$3,718	$6,144	$4,588

FDIC-acquired ratios:
Total discount to principal balance for FDIC-acquired loans	35.2%	35.8%	36.8%	37.2%	36.5%

	Five Quarter Comparison
Non-covered FDIC-acquired assets	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Outstanding principal balance:
FDIC-acquired non-covered loan pools	$58,294	$61,893	$66,294	$70,144	$76,675
FDIC-acquired non-covered loans individually assessed	20,644	22,214	27,627	31,603	35,837
Total non-covered outstanding principal loan balance	78,938	84,107	93,921	101,747	112,512
Gross carrying value for FDIC-acquired non-covered OREO	4,254	4,470	4,993	2,529	2,371
Total gross balance of non-covered assets	$83,192	$88,577	$98,914	$104,276	$114,883
Non-covered non-accretable discount for estimated credit losses:
FDIC-acquired non-covered loan pools	$7,337	8,932	9,297	9,341	9,479
FDIC-acquired non-covered loans individually assessed	4,283	5,397	12,294	14,894	16,482
Total non-covered non-accretable discount	11,620	14,329	21,591	24,235	25,961
FDIC-acquired non-covered OREO discount	2,728	2,776	3,313	1,442	1,008
Total non-covered discount for estimated credit losses	14,348	17,105	24,904	25,677	26,969
Non-covered accretable discount:
Non-covered accretable discount for improvement in cash flows	6,603	5,458	380	318	475
Other non-covered accretable discount	941	1,002	2,288	2,558	2,759
Total non-covered accretable discount	7,544	6,460	2,668	2,876	3,234
Total non-covered discount	$21,892	$23,565	$27,572	$28,553	$30,203

Non-covered loan discount accretion recognized in income:
Individual assessed discount accretion	$428	$2,375	$619	$974	$42
Pooled assessed discount accretion	187	249	184	174	24
Total non-covered discount accretion recognized in income	$615	$2,624	$803	$1,148	$66

Non-covered FDIC-acquired ratios:
Total discount to principal balance for non-covered FDIC-acquired assets	26.3%	26.6%	27.9%	27.4%	26.3%
Gross balance of non-covered loans to total FDIC-acquired loans	47.6%	47.3%	48.0%	48.5%	47.9%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Covered FDIC-acquired assets	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Outstanding principal balance:
FDIC-acquired covered loan pools	$63,789	$69,192	$74,020	$79,552	$90,020
FDIC-acquired covered loans individually assessed	23,041	24,517	27,554	28,690	32,294
Total covered outstanding principal loan balance	86,830	93,709	101,574	108,242	122,314
Gross carrying value for FDIC-acquired OREO covered	13,622	15,463	14,634	17,385	20,628
Total gross balance of covered assets	$100,452	$109,172	$116,208	$125,627	$142,942
Covered non-accretable discount for estimated credit losses:
FDIC-acquired covered loan pools	$12,215	$15,284	$16,281	$19,917	$20,705
FDIC-acquired covered loans individually assessed	6,983	7,133	10,673	11,018	12,892
Total covered non-accretable discount	19,198	22,417	26,954	30,935	33,597
FDIC-acquired covered OREO discount	7,528	8,410	8,725	9,570	11,168
Total covered discount for estimated credit losses	26,726	30,827	35,679	40,505	44,765
Covered accretable discount:
Covered accretable discount for improvement in cash flows	18,156	18,012	17,676	16,297	18,820
Other covered accretable discount	1,792	2,389	3,101	3,834	4,082
Total covered accretable discount	19,948	20,401	20,777	20,131	22,902
Total covered discount	$46,674	$51,228	$56,456	$60,636	$67,667

Covered loan discount accretion recognized in income:
Individual assessed accretion	$380	$757	$172	$1,362	$595
Pooled assessed accretion	2,855	2,891	2,743	3,634	3,927
Total covered discount accretion recognized in income	$3,235	$3,648	$2,915	$4,996	$4,522

Covered FDIC-acquired ratios:
Total discount to principal balance for covered FDIC-acquired assets	46.5%	46.9%	48.6%	48.3%	47.3%

	Five Quarter Comparison
FDIC loss-share receivable	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

FDIC loss-share receivable:
Single family estimated credit losses	$8,446	$8,995	$9,134	$9,764	$10,720
Non-single family estimated credit losses	27,459	30,077	33,550	35,678	40,148
Pending reimbursements and other	1,732	2,234	1,843	2,664	1,144
Total	$37,637	$41,306	$44,527	$48,106	$52,012

FDIC loss-share clawback liability	$2,484	$1,941	$1,681	$1,393	$1,269

Total covered discount	$46,674	$51,228	$56,456	$60,636	$67,667
Total covered discount impacting FDIC loss-share receivable	$44,882	$48,839	$53,355	$56,802	$63,585
Total covered discount impacting FDIC loss-share receivable at 80%	$35,906	$39,071	$42,684	$45,442	$50,868

FDIC loss-share receivable ratios:
FDIC receivable as % of gross balance of covered assets	37.5%	37.8%	38.3%	38.3%	36.4%
Covered discount at 80% as of % of FDIC receivable	95.4%	94.6%	95.9%	94.5%	97.8%

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

Mortgage Segment Information
	Five Quarter Comparison
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Net interest income	$825	$114	$218	$112	$19
Provision for loan losses	-	-	-	-	-
Noninterest income	2,392	2,951	1,952	3,424	2,182
Noninterest expense	3,815	3,149	2,968	3,239	2,206
Income tax expense (benefit)	(185)	(26)	(247)	92	(2)
Mortgage profit (loss)	$(413)	$(58)	$(551)	$205	$(3)

Mortgage segment assets	$136,662	$120,716	$44,588	$46,854	$20,849

Mortgage Segment Selected Other Information:
	Five Quarter Comparison
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

Retail production	$98,554	$84,381	$83,657	$97,608	$49,450
Wholesale production	$36,941	$36,030	$31,646	$19,072	$5,588
Purchase as a % of total production	80%	78%	76%	66%	54%
Refi as a % of total production	20%	22%	24%	34%	46%
End of period locks	$71,121	$43,054	$47,871	$53,910	$49,964